AGREEMENT AND PLAN OF MERGER
                   BY AND AMONG BRANDS SHOPPING NETWORK, INC.,
                          BRANDS MERGER SUB, INC., AND
                        UNITED FUEL & ENERGY CORPORATION
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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF AUGUST 6, 2004

                                      AMONG

                          BRANDS SHOPPING NETWORK INC.

                         BRANDS UNITED MERGER SUB, INC.,

                                       AND

                        UNITED FUEL & ENERGY CORPORATION
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                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 6, 2004, is entered into by and among Brands Shopping Network Inc., a Nevada corporation ("BRANDS"), Brands United Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Brands ("MERGER SUBSIDIARY"), and United Fuel & Energy Corporation, a Texas corporation ("UNITED"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in Section 10.8 hereof.

      WHEREAS, the respective Boards of Directors of Brands, Merger Subsidiary and United have approved the merger of Merger Subsidiary with and into United, with United being the surviving corporation as a wholly-owned subsidiary of Brands (the "MERGER"), all upon the terms and subject to the conditions set forth herein; and

      WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE");

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into United and the separate existence of Merger Subsidiary shall thereupon cease. United shall continue as the surviving corporation in the Merger (thereafter referred to as the "SURVIVING CORPORATION") under the laws of the State of Texas as a wholly-owned subsidiary of Brands. Throughout this Agreement, the term "UNITED" shall refer to such entity prior to the Merger and the term "SURVIVING CORPORATION" shall refer to it in its status as the surviving corporation in the Merger.

      Section 1.2 Closing. The closing of the Transactions (the "CLOSING") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII (other than conditions that require the delivery of documents, which may be satisfied at the Closing). The Closing shall be held at such time and place as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "CLOSING DATE". At the Closing each of Brands and United shall deliver the agreements, certificates and other documents required to be delivered and which have not been delivered prior to the Closing. At the end of the Closing, United shall file with the Secretary of State of the State of Texas a certificate of merger (the "CERTIFICATE OF MERGER") with respect to the Merger pursuant to and in compliance with this Agreement and the Business Corporation Act of the State of Texas (the "TEXAS LAW").

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      Section 1.3 Effective Time of the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Texas, or at such later time as specified therein. When used in this Agreement, the term "EFFECTIVE TIME" shall mean the time at which the Certificate of Merger becomes effective in accordance with Texas Law.

      Section 1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by applicable Law. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, conveyances, assignments or assurances in Law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to any property or rights of United or Merger Subsidiary, by reason or as a result of the Merger, or otherwise to carry out the purposes of this Agreement, United and Merger Subsidiary agree that the Surviving Corporation and its proper officers and directors shall execute and deliver all such deeds, conveyances, assignments and assurances in Law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of each of United and Merger Subsidiary or otherwise to take any and all such action.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

      Section 2.1 Articles of Incorporation. The articles of incorporation of United, as amended, shall continue as the articles of incorporation of the Surviving Corporation until thereafter duly amended. Such articles will only be amended to change the name of the Surviving Corporation to UFE Corporation.

      Section 2.2 By-Laws. The by-laws of United shall continue after the Effective Time as the by-laws of the Surviving Corporation until thereafter duly amended.

      Section 2.3 Board of Directors; Officers. The members of the Board of Directors and the officers of the Surviving Corporation following the Merger shall be the directors and officers of United immediately prior to the Effective Time, and such directors and officers shall continue in office until the earlier of their respective death, resignation or removal and the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                              CONVERSION OF SHARES

      Section 3.1 Merger Consideration.

            (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of United or Merger Subsidiary:

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                  (i) Each share of common stock, par value $.001 per share, of
Merger Subsidiary that is issued and outstanding immediately prior to the Effective Time shall be automatically converted without any further action into one fully paid and non-assessable share of common stock, no par value per share, of the Surviving Corporation, and shall constitute the only issued and outstanding capital stock of the Surviving Corporation following the Merger.

                  (ii) Each share of the common stock of United, no par value ("UNITED COMMON STOCK"), and preferred stock of United, par value $.001 per share ("UNITED PREFERRED STOCK") that is owned by United as treasury stock and any shares of United Common Stock that are owned by Brands shall be canceled and shall cease to exist, and no stock of Brands or other consideration shall be delivered in exchange therefor.

                  (iii) Subject to the provisions of this Section 3.1(a), the shares of United Common Stock and United Preferred Stock, other than the shares canceled pursuant to Section 3.1(a)(ii), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive validly issued, fully paid and non-assessable shares of Common Stock of Brands, par value $.001 per share ("BRANDS COMMON STOCK"), at an exchange ratio (the "EXCHANGE RATIO") of one share of Brands Common Stock for each share of United Common Stock or United Preferred Stock (the "MERGER CONSIDERATION").

                  (iv) In connection with the Merger, all options to purchase United Common Stock outstanding immediately prior to the Effective Time shall be automatically converted without any further action into an option to purchase one share of Brands Common Stock for each share of United Common Stock underlying the option.

            (b) Except as set forth on Schedule 3.1(b), if, at any time during the period between the date of this Agreement and the Effective Time, United changes the number of shares of United Common Stock or United Preferred Stock issued and outstanding or Brands changes the number of shares of Brands Common Stock issued and outstanding, in each case as a result of a stock split, reverse stock split, stock dividend, recapitalization, redenomination of share capital or other similar transaction with an effective date or record date, as applicable, prior to the Effective Time, the Exchange Ratio and any other items dependent thereon shall be appropriately adjusted.

      Section 3.2 Stockholders' Rights at the Effective Time. On and after the Effective Time, the certificates that immediately prior to the Effective Time represented shares of United Common Stock and United Preferred Stock (the "CERTIFICATES"), shall cease to represent any rights with respect to United Common Stock and United Preferred Stock and shall only represent the right to receive the Merger Consideration. As of the Effective Time, the holders of United Common Stock and United Preferred Stock as of the Effective Time who are entitled to receive shares of Brands Common Stock as Merger Consideration shall be deemed to be record owners of such shares of Brands Common Stock as of the Effective Time and shall thereupon be entitled to exercise any rights as a holder of Brands Common Stock, including the right to vote such Brands Common Stock, whether or not the Certificates are surrendered and exchanged pursuant to this Agreement.

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      Section 3.3 Surrender and Exchange of Share Certificates.

            (a) Promptly after the Closing Date, Brands shall make available to Pacific Stock Transfer Company, the transfer agent of Brands (the "PAYING AGENT"), certificates evidencing such number of shares of Brands Common Stock as will enable the Paying Agent to deliver the Brands Common Stock as Merger Consideration pursuant to Section 3.1(a). The number of shares of Brands Common Stock that each United stockholder will be entitled to receive will be determined by multiplying the number of shares of United Common Stock and United Preferred Stock held by such stockholder by the Exchange Ratio. Notwithstanding any other provision of this Agreement, no fractional shares of Brands Common Stock will be issued in connection with the Merger. Any United stockholder who is entitled to receive a fractional share shall be entitled to receive, in lieu thereof, cash in an amount equal to $4.00 multiplied by the fraction of the share of Brands Common Stock the United stockholder would otherwise be entitled to receive. In all cases where appropriate, the term Merger Consideration shall mean both the shares of Brands Common Stock issued as Merger Consideration together with the amount of cash payable in lieu of any fractional shares.

            (b) At or after the Closing, each holder of a Certificate shall surrender and deliver such Certificate to the Paying Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, the holder shall receive the Merger Consideration. Until so surrendered and exchanged, each Certificate formerly representing an outstanding share of United Common Stock or United Preferred Stock shall, after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration as provided in Section 3.1(a)(iii).

            (c) At the Effective Time, the stock transfer books of United shall be closed and no transfer of shares of United Common Stock or United Preferred Stock shall be recorded thereafter, other than transfers of shares of United Common Stock or United Preferred Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented for transfer to United, Merger Subsidiary or Brands, they shall be delivered to the Paying Agent and exchanged for the Merger Consideration as provided for in this Section 3.3.

            (d) Any Merger Consideration that remains undistributed to the stockholders of United as of the Effective Time after four months have elapsed following the Effective Time shall be delivered to Brands by the Paying Agent, upon demand, and any former stockholders of United who have not previously complied with this Section 3.3 shall thereafter look only to Brands for payment of their claim for the Merger Consideration or dividends or distributions with respect to Brands Common Stock.

            (e) Neither the Paying Agent, nor any of United, Merger Subsidiary or Brands shall be liable to any holder of shares of United Common Stock or United Preferred Stock with respect to any Merger Consideration (or dividends or distributions with respect to Brands Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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                                      -5-


            (f) In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver the Merger Consideration and any dividends or other distributions with respect to Brands Common Stock to which such holder is entitled in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the record holder thereof and the delivery of such bond as the Paying Agent may reasonably require.

            (g) No transfer taxes shall be payable by any stockholder of United in respect of the issuance of the Brands Common Stock under this Section 3.3, except that if any Brands Common Stock is to be issued in a name other than that in which the Certificate surrendered has been registered, it shall be a condition of such issuance that the Person requesting such issuance shall pay to Brands any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered Certificate, or establish to the satisfaction of Brands that such taxes have been paid or are not payable.

      Section 3.4 No Further Rights. From and after the Effective Time, holders of Certificates theretofore evidencing shares of United Common Stock or United Preferred Stock shall cease to have any rights as stockholders of United, except as provided herein or by Law.

      Section 3.5 Resale Restrictions.

            (a) The stockholders of United who received shares of Brands Common Stock as Merger Consideration may not offer or sell any shares of Brands Common Stock unless such offer or sale is made (i) pursuant to an effective registration of such Brands Common Stock under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act. Brands shall refuse to register the transfer of any Brands Common Stock not made in accordance with this Section 3.5 and for such purpose may place stop order instructions with its transfer agent with respect to the Brands Common Stock issued as Merger Consideration. A proposed transfer shall be deemed to comply with this Section 3.5 if the applicable stockholder delivers to Brands a legal opinion in form and substance satisfactory to Brands from counsel reasonably satisfactory to Brands to the effect that such transfer complies with this Section 3.5.

            (b) During any time that a stockholder of United is not entitled to sell the shares of Brands Common Stock received as Merger Consideration such stockholder may not (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer to dispose of, directly or indirectly, any shares of Brands Common Stock or any securities convertible into or exercisable or exchangeable for Brands Common Stock, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Brands Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Brands Common Stock or such other securities, in cash or otherwise).

            (c) Each certificate representing shares of Brands Common Stock issued as Merger Consideration will bear the following legend or one substantially similar thereto:

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            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON THE USE OF SUCH SECURITIES IN HEDGING TRANSACTIONS PURSUANT TO THE TERMS OF A MERGER AGREEMENT PURSUANT TO THE TERMS UNDER WHICH THEY WERE ISSUED.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF UNITED

      United represents and warrants to Brands and Merger Subsidiary that, except as disclosed in the United Disclosure Schedule which has been delivered to Brands prior to the execution of this Agreement (the "UNITED DISCLOSURE SCHEDULE"):

      Section 4.1 Organization and Qualification. United is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. United has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and, if applicable, is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power and authority, when taken together with all other such failures would not have an United Material Adverse Effect. United has heretofore made available to Brands and Merger Subsidiary a complete and correct copy of the articles of incorporation, by-laws or other governing documents, each as amended to the date hereof, of United.

      Section 4.2 Capitalization.

            (a) The authorized capital stock of United consists of 11,000,000 shares of United Common Stock and 2,000,000 shares of United Preferred Stock. At the time of Closing, United will have 8,650,000 shares of United Common Stock and between 1,000,000 and 2,000,000 shares of United Preferred Stock issued and outstanding, all of which will be validly issued, fully paid and non-assessable.

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            (b) Except as set forth on Schedule 4.2(b) and options to purchase no more than 500,000 shares of common stock granted to certain employees of United, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of United or obligating United to issue or sell any shares of capital stock of, or other equity interests in, United. As of the date of this Agreement, there are no outstanding contractual obligations of United to repurchase, redeem or otherwise acquire any shares of capital stock of United or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

      Section 4.3 Authority Relative to this Agreement and the Transactions. United has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery by United of this Agreement, and the consummation by United of the Transactions to which it is a party, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of United are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions to which it is a party other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of United Common Stock and United Preferred Stock and the filing and recordation of appropriate merger documents as required by Texas Law. This Agreement has been duly and validly executed and delivered by United and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of United, enforceable against United in accordance with its terms.

      Section 4.4 No Conflicts, Required Filings and Consents.

            (a) The execution and delivery of this Agreement by United does not, and the performance of this Agreement and consummation of the Transactions by United will not: (i) conflict with or violate the articles of incorporation or by-laws of United, (ii) assuming the consents, approvals, authorizations and waivers specified in Section 4.4(b) have been received, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to United or by which any property or asset of United is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of United pursuant to, any Contract to which United is a party or by which United or any property or asset of United is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences of the type referred to above which would not have an United Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

            (b) The execution and delivery of this Agreement by United does not, and the performance of this Agreement by United will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY"), except for applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), the Securities Act of 1933, as amended (the "SECURITIES ACT"), state securities or "blue sky" laws ("BLUE SKY LAWS"), filing and recordation of the Certificate of Merger as required by Texas Law, and applications for listing and other filings required by the rules of the Nasdaq Bulletin Board or American Stock Exchange, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have an United Material Adverse Effect or would not prevent or materially delay the consummation of the Merger.

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                                      -8-


      Section 4.5 Status of United stockholders. Each stockholder of United is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and has been advised that the shares of Brands Common Stock that will be received by such stockholder in the Merger have not been registered under the Securities Act, will be "restricted securities" as such term is defined in Rule 144(a) promulgated under the Securities Act, and may not be sold by such stockholder unless such shares are registered for resale or an exemption from such registration is available.

      Section 4.6 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of United.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BRANDS

      Brands represents and warrants to United that, except as disclosed in the Brands Disclosure Schedule which has been delivered to United prior to the execution of this Agreement (the "BRANDS DISCLOSURE SCHEDULE"):

      Section 5.1 Organization and Qualification. Brands is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Brands has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Brands has heretofore made available to United a complete and correct copy of the organizational documents, each as amended to the date hereof, of Brands.

      Section 5.2 Capitalization

            (a) The authorized capital stock of Brands consists of 50,000,000 shares of Brands Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Brands Preferred Stock"). As of the date of this Agreement, Brands has 9,178,294 shares of Brands Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date and immediately prior to the Effective Time, there will be no more than 1,354,047 shares of Brands Common Stock issued and outstanding, all of which have been duly authorized, validly issued, fully paid and non-assessable. There are no shares of Brands Preferred Stock issued or outstanding. The stockholders holding the Brands Common Stock and the number of shares of Brands Common Stock held by each such stockholder is set forth on
Schedule 5.2 attached hereto. All of the issued and outstanding shares of Brands Common Stock were issued in compliance with all applicable Laws including, without limitation, the Securities Act, the Exchange Act and applicable Blue Sky Laws. Except as set forth on Schedule 5.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Brands or obligating Brands to issue or sell any shares of capital stock of, or other equity interests in, Brands. As of the date of this Agreement, there are no outstanding contractual obligations of Brands to repurchase, redeem or otherwise acquire any shares of capital stock of Brands or to provide material funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person.

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                                      -9-


            (b) The authorized capital stock of Merger Subsidiary consists of 100 shares of common stock, par value $.001 per share. There are 100 shares of common stock of Merger Subsidiary issued and outstanding, all of which were validly issued, fully paid and non-assessable. All of the outstanding shares of Merger Subsidiary's common stock are held beneficially and of record by Brands, free and clear of all liens or encumbrances of any kind. There are no preemptive or other outstanding rights, options, warrants, conversion rights (including pursuant to convertible securities), stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind relating to the issued or unissued capital stock of Merger Subsidiary or obligating Merger Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Merger Subsidiary.

      Section 5.3 Authority Relative to this Agreement. Each of Brands and the Merger Subsidiary has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to which each of them is a party. The execution and delivery of this Agreement by Brands and Merger Subsidiary, and the consummation by Brands and Merger Subsidiary of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Brands or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the Transactions other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Texas Law. This Agreement has been duly and validly executed and delivered by Brands and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by United, constitutes a legal, valid and binding obligation of Brands and Merger Subsidiary, enforceable against Brands and Merger Subsidiary in accordance with its terms.

      Section 5.4 No Conflicts, Required Filings and Consents

            (a) The execution and delivery of this Agreement by Brands and the Merger Subsidiary does not and will not, and the performance of this Agreement and the consummation of the Transactions by Brands and Merger Subsidiary will not: (i) conflict with or violate the articles of incorporation or by-laws of Brands or the Merger Subsidiary (ii) assuming the consents, approvals, authorizations and waivers specified in Section 5.4(b) have been received, conflict with or violate any Laws applicable to Brands or by which any property or asset of Brands is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Brands pursuant to, any Contract to which Brands is a party or by which Brands or any property or asset of Brands is bound or affected.

            (b) The execution and delivery of this Agreement by Brands or the Merger Subsidiary does not and will not, and the performance of this Agreement and the consummation of the Transactions by Brands and the Merger Subsidiary will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, filing and recordation of the Certificate of Merger as required by Texas Law and applications for listing and other filings required by the rules of the Nasdaq Bulletin Board.

      Section 5.5 SEC Reports. The Registration Statement of Brands on Form 10-SB filed with the SEC (the "FORM 10") has become effective and has not been withdrawn or suspended. The SEC has not issued a stop order with respect to the Form 10 and, to the knowledge of Brands, no proceeding for such purpose is pending or contemplated by the SEC. Brands has filed with the SEC all forms, reports, schedules, registration statements and preliminary or definitive proxy or information statements required to be filed by it with the SEC since the Form 10 became effective (such reports, together with the Form 10, the "BRANDS SEC REPORTS"). As of their respective dates, the Brands SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Brands SEC Reports. As of their respective dates, the Brands SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Brands has filed all material contracts and agreements and other documents or instruments required to be filed as exhibits to the Brands SEC Reports.

      Section 5.6 Scope of Operations; Compliance with Laws. The Brands SEC Reports describe fairly and accurately all operations and material transactions engaged in or conducted by Brands since its inception. Except as described in the Brands SEC Reports, Brands does not own, lease or have the right to use, and has never owned, leased or had the right to use, any real property or interest therein. Brands does not have and has never had any ownership, equity or other interest in any other Person. Brands has not guaranteed any obligation of any other Person.

      Section 5.7 Liabilities and Contracts. Brands does not have outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) except for debt owed to the Persons set forth on Schedule 5.7 all of which will be satisfied or otherwise extinguished or assumed by a third party pursuant to Section 6.9. Brands is not and has not been a party to, nor are or were Brands' assets bound or affected by, any Contract except for Contracts under which Brands has no further rights or obligations because the Contract has been fully performed or validly and irrevocably terminated.

      Section 5.8 Litigation. Except as set forth on Schedule 5.8, there is no suit, action or proceeding pending, threatened against or affecting Brands, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against Brands.

      Section 5.9 Brokers. No agent, broker, finder, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or other similar commission or fee in connection with the Transactions based upon arrangements made by or on behalf of Brands.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.1 Conduct of Business by United Pending the Merger. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless Brands shall otherwise agree in writing, United covenants and agrees that it shall: (a) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted or presently contemplated to be conducted, (b) use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and consultants and preserve its relationships and goodwill with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, and (c) use commercially reasonable efforts to protect its intellectual property rights to the end that its goodwill and on-going businesses shall not be impaired in any material respect as of the Closing Date. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or unless Brands shall otherwise agree in writing, prior to the Closing, United shall not:

                  (i) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of capital stock of United or any rights, warrants, or options to acquire any such shares;

                  (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of United's capital stock, any other voting securities of United or any securities convertible into, or any rights, warrants or options to acquire, any such shares or voting securities (other than the issuance of up to 2,000,000 shares of United Preferred Stock at a price of at least $2.00 per share), the issuance of United Common Stock upon the conversion of United Preferred Stock, issuance of options to purchase no more than 500 shares of common stock to employees pursuant to United's stock option plan or the issuance of United Common Stock upon the exercise of such options) or amend the terms of any such securities, rights, warrants or options or take any action to accelerate the vesting thereof;

                  (iii) amend the articles of incorporation or by-laws of United;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or any assets that are material, individually or in the aggregate, to United, except, in any such case, in the ordinary course of business;

                  (v) adopt a plan of complete or partial liquidation;

                  (vi) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities of United; guarantee any debt securities of another Person;

                  (vii) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person or settle or compromise any material claims or litigation;

                  (viii) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

                  (ix) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 6.2 Covenant of Brands. From and after the date hereof until the Closing Date, except as contemplated by this Agreement or unless United shall otherwise agree in writing, Brands covenants and agrees that it shall not, and shall cause the Merger Subsidiary not to:

            (a) declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants, or options to acquire any such shares;

            (b) enter into any Contract or amend, modify or waive any rights under any Contract to which it is a party;

            (c) except for the issuance of 1,125,000 shares of common stock (post Reverse Stock Split) upon a conversion of a note, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other securities, or any securities convertible into, or any rights, warrants or options to acquire, any such shares or securities or amend the terms of its outstanding capital stock;

            (d) amend its articles of incorporation or by-laws, except for an amendment to its articles of incorporation to effect the Reverse Stock Split (as hereinafter defined) and to change its name to "United Fuel and Energy Corporation";

            (e) acquire any assets;

            (f) adopt a plan of complete or partial liquidation;

            (g) incur or, except as contemplated by Section 6.9, modify any indebtedness for borrowed money or guarantee any such indebtedness of another Person; issue or sell any debt securities; or guarantee any debt securities of another Person;

            (h) make any loans, advances or capital contributions to, or investments in, any other Person;

            (i) take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

            (j) authorize any of, or commit or agree to take any of, the foregoing actions.

      Section 6.3 Stockholder Approval. United, Brands and the Merger Subsidiary shall each take all actions necessary, in accordance with applicable Law and its respective articles of incorporation and by-laws, to cause as promptly as reasonably practicable after the date hereof the stockholders of United and Brands (and Brands in its capacity as the sole stockholder of the Merger Subsidiary) to approve the Transactions. United's, Brands' and the Merger Subsidiary's board of directors shall recommend such approval and shall take all lawful action to solicit and obtain such approval.

      Section 6.4 Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, each of the parties agrees to take all appropriate actions to obtain from Governmental Entities any Governmental Authorizations required to be obtained or made by Brands, United or the Merger Subsidiary in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, and to make all necessary filings, and thereafter make any other required submissions that are required under the Exchange Act, the Securities Act, the Blue Sky Laws, or any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

      Section 6.5 Plan of Reorganization. The Merger is intended to constitute a "plan of reorganization" under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Following the Closing, neither Surviving Corporation, Brands nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

      Section 6.6 Access to Information. From the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms, Brands shall afford to United and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its books, Contracts, commitments, records and personnel and, during such period, shall furnish promptly to United (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Exchange Act or the Securities Act, and (ii) all other information concerning its business as United may reasonably request. United shall conduct its review in a manner reasonably calculated not to disrupt Brands' business and operations. No investigation pursuant to this Section 6.6 and no knowledge obtained thereby or otherwise shall limit any representation or warranty of Brands or impair any rights of a United Indemnified Party as a result thereof.

      Section 6.7 Public Announcements. On or before the Closing Date, neither Brands nor United shall (nor shall they permit any of their respective Affiliates to), without prior consultation with the other parties and such other parties' review of and consent to any public announcement concerning the Transactions, issue any press release or make any public announcement with respect to Transactions during such period, and Brands and United shall, to the extent practicable, allow the other parties reasonable time to review and comment on such release or announcement in advance of its issuance and use reasonable efforts in good faith to reflect the reasonable and good faith comments of such other party; provided, however, no party shall be prevented from making any disclosure required by Law at the time so required because of any delay on the part of another party. The parties intend that the initial announcement of the terms of the Transactions shall be made by a joint press release of Brands and United.

      Section 6.8 Notice of Breaches. United shall give prompt notice to Brands and Brands shall give prompt notice to United, of (i) any representation or warranty made by it contained in this Agreement which has become untrue or inaccurate in any respect, or (ii) the failure by it to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement; provided, however, that such notification shall not excuse or otherwise affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      Section 6.9 Satisfaction of Obligations. Brands shall cause the obligations and promissory notes of Brands set forth on Schedule 6.9 to be satisfied or otherwise extinguished (and with respect to $32,279.61 of Brands' debt listed on Schedule 5.7, to be assumed by Yulie, LLC, a Delaware limited liability company), using documentation reasonably acceptable to United, so that Brands has no further liability with respect thereto. In connection therewith, Brands may cause the Promissory Note dated January 15, 2002 payable to Imagine Capital Partners, Inc. to be convertible into 1,125,000 shares of Brands Common Stock after the Reverse Stock Split has been effected but shall not otherwise issue any capital stock or other securities in connection with the satisfaction or extinguishment of such obligations and promissory notes. All transactions contemplated by this Section 6.9 shall be completed prior to the Closing except that the issuance of such Brands Common Stock upon conversion of such promissory note may be completed at or prior to the Effective Time, so long as an irrevocable notice of conversion shall be held in escrow by United's counsel prior to the Closing.

      Section 6.10 Reverse Stock Split; Articles of Amendment. Brands shall cause a 40:1 reverse stock split of its common stock (the "Reverse Stock Split") to be effected prior to the Closing. In connection therewith, Brands shall take any and all actions necessary to cause an amendment to its articles of incorporation which effects the Reverse Stock Split and changes the name of Brands to "United Fuel and Energy Corporation". Such amendment shall be filed at or prior to the Closing (and prior to the issuance of any shares of Brands Common Stock permitted by Section 6.9 above).

      Section 6.11 Confidentiality. Prior to the Closing, Brands will, and will instruct all of its employees, representatives, agents, and affiliates to, treat all Confidential Material confidentially, not disclose it except in accordance herewith and not use it for his or their own benefit or the benefit of any person other than Brands or United; provided, that (a) any disclosure of Confidential Material may be made with the prior written consent of United or, after the Merger, Brands; and (b) Confidential Material may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material provides United with prompt notice of that fact so that United may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Material" means all information, documents and other materials relating to the business, customers, products, services, prospects, plans or other matters of United or Brands which is reasonably intended to be held confidential; provided, however, that the term "Confidential Material" will not include information that (i) becomes generally available to the public other than as a result of a disclosure by Brands (prior to the Closing) or any of its employees, representatives, agents, relatives or affiliates, or (ii) was made available to Brands on a non-confidential basis from a source other than United, or any of its agents, provided, that such source is not bound by a confidentiality agreement restricting such disclosure. Section 6.12 Financial Statements. Brands agrees to take all actions necessary to cause Ian Valentine ("MR. VALENTINE") to cooperate with Brands and provide Brands such assistance as Brands reasonably requests in connection with the preparation of Brands' financial statements for all periods ending on or prior to June 30, 2004; provided, Mr. Valentine shall not be obligated to pay any fees of Brands' independent accountants. Without limiting the generality of the foregoing, Brands agrees to take all actions necessary to cause Mr. Valentine to make available to Brands and its accountants or advisors all account and other financial information concerning Brands in the possession of Mr. Valentine. In addition, Brands agrees to take all actions necessary to cause Mr. Valentine to provide to Brands certificates duly executed by Mr. Valentine in substantially the form required by (a) Item 601(b)(31) of Regulation SB promulgated by the SEC and (b) Section 906 of the Sarbanes-Oxley Act of 2002 (collectively, "Accounting Certificates"). The Accounting Certificates shall specifically state that the officers of Brands required to make certifications pursuant to Item 601(b)(31) of Regulation SB promulgated by the SEC or Section 906 of the Sarbanes-Oxley Act of 2002 may rely upon such Accounting Certificates. Brands agrees to take all actions necessary to cause Mr. Valentine to provide such Accounting Certificates with respect to all financial statements of Brands for any period ending on or before June 30, 2004 which are included in any SEC filing made by Brands on or after July 1, 2004. Brands agrees to take all actions necessary to cause Mr. Valentine to provide a separate Accounting Certificate for each SEC filing in which covered financial statements are included, which Accounting Certificate shall be dated no earlier than ten (10) days prior to the due date of the SEC filing.

      Section 6.13 Information Statement. Brands and United shall cooperate to prepare a Preliminary Schedule 14C Information Statement ("Information Statement") with respect to the Reverse Stock Split, the change of Brands' corporate name to "United Fuel & Energy Corporation," election of directors and the proposed merger. Following the expiration of the applicable waiting period or after the date that the Securities & Exchange Commission has informed the Company that there will be no comments to the Information Statement, Brands shall file a Definitive Information Statement on Schedule 14C regarding the matters approved by the Brands shareholders. The parties understand that United shall provide any and all information necessary to prepare the Information Statement including without limitation, United's audited financial statements.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) This Agreement and the Merger shall have been approved and adopted by the holders of United Preferred Stock in the manner required by Law.

            (b) The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction.

      Section 7.2 Conditions to Obligation of United to Effect the Merger. The obligation of United to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by United:

            (a) The representations and warranties of Brands contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (b) Brands and Merger Subsidiary shall have performed or complied with all agreements and covenants required to be performed by each of them under this Agreement on or before the Closing Date.

            (c) The issuance of the shares of Brands Common Stock in the Merger, the articles of amendment effecting the Reverse Stock Split and the change of name of Brands to United Fuel and Energy Corporation, and the election of directors nominated by United shall have been approved and adopted by the holders of Brands Common Stock in accordance with applicable Law and Brands shall have approved the Transactions in its capacity as the sole stockholder of the Merger Subsidiary.

            (d) The obligations of Brands shall have been satisfied, assumed or extinguished as contemplated by Section 6.9 and the Reverse Stock Split shall have been effected.

            (e) United shall have received copies of resignations of each of the directors and officers of Brands which have been accepted by Brands.

            (f) United shall have received an undertaking by Ian Valentine that he has taken or has agreed to take all actions required to be taken by him as more fully described in Section 6.12.

            (g) A satisfaction of judgment shall have been filed documenting the satisfaction of the judgment of RTTS Acquisition Corp. against Brands.

            (h) United shall have received a certificate of an authorized officer of Brands and Merger Subsidiary, on behalf of Brands and Merger Subsidiary, that the conditions set forth in paragraphs (a) through (g) above have been satisfied.

      Section 7.3 Conditions to Obligations of Brands and Merger Subsidiary to Effect the Merger. The obligations of Brands and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or before the Effective Time of the following additional conditions, unless waived by Brands:

            (a) The representations and warranties of United contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made on the Closing Date.

            (b) United shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement on or before the Closing Date.

            (c) Brands shall have received a certificate of an authorized officer of United, on behalf of United, that the conditions in paragraphs (a) and (b) above have been satisfied.

                                  ARTICLE VIII

                                    SURVIVAL

      Section 8.1 Survival of Representations, Warranties and Covenants. The parties hereto hereby agree that the representations, warranties, covenants and agreements contained in this Agreement shall automatically expire upon the Closing hereunder.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of United:

            (a) by mutual written consent of Brands and United;

            (b) by United, upon a material breach of this Agreement on the part of Brands or Merger Subsidiary which has not been cured and which would cause the conditions set forth in Section 7.2 not to be satisfied at Closing;

            (c) by Brands, upon a material breach of this Agreement on the part of United which has not been cured and which would cause the conditions set forth in Section 7.3 not to be satisfied at Closing;

            (d) by Brands or United if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger; or

            (e) by Brands or United if the Merger shall not have been consummated on or before September 30, 2004; provided, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

      Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of any of United, Brands or Merger Subsidiary; provided, this Section 9.2, Section 9.3 (Fees and Expenses); and Section 10.6 (Governing Law) shall survive the termination and remain in full force and effect and; provided, further, that each party shall remain liable for any breaches of or inaccuracies in such party's covenants, representations and warranties hereunder which breach or inaccuracy occurred prior to the termination of this Agreement.

      Section 9.3 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, all fees and expenses of Brands incurred in connection with the Transactions shall be paid from sources other than Brands' assets and shall not be an obligation of the Surviving Corporation.

      Section 9.4 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of United, Brands and the Merger Subsidiary, but, after such approval, no amendment shall be made which under applicable Law would require approval of United's or Brands' stockholders without the further approval of such stockholders, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 9.5 Waiver. At any time prior to the Closing, the parties hereto may, to the extent permitted by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

      Section 10.1 Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to United:

                  United Fuel & Energy Corporation
                  405 N. Marienfeld
                  Midland, Texas 79701
                  Attn:    Scott Heller
                           President and CEO
                  Telecopy: (432) 571-8099

         With copies to:

                  Nixon Peabody LLP
                  Clinton Square
                  P.O. Box 31051
                  Rochester, NY  14603-1051
                  Attn:  Melissa Mahler, Esq.
                  Telecopy: (585) 263-1600

         If to Brands or Merger Subsidiary:

                  Brands Shopping Network Inc.
                  Attn:  Ian Valentine
                  Chief Executive Officer
                  Telecopy: (323) 926-6106

         With copies to:
                  Murray Williams
                  28426 Rancho Grande
                  Laguna Niguel, CA 92677
                  .
                  and.

                  M1 Advisors, LLC
                  11753 Willard Ave.
                  Tustin, CA 92782

                  Attn:  Michael Campbell
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.1.

      Section 10.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at Law or in equity.

      Section 10.3 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      Section 10.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights except that the stockholders of United are intended third-party beneficiaries of the representations, warranties and covenants of Brands.

      Section 10.5 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas (without giving effect to the provisions thereof relating to conflicts of Law).

      Section 10.6 Headings; Disclosure. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Any disclosure by United or Brands in any portion of its respective Disclosure Schedule shall be deemed disclosure in each other portion of such Disclosure Schedule to which such disclosure reasonably relates on its face.

      Section 10.7 Certain Definitions and Rules of Construction.

            (a) As used in this Agreement:

      "AFFILIATE" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

      "CONTRACT" means any contract, agreement, note, bond, mortgage, indenture, credit agreement, lease, license, permit, franchise or other instrument, obligation or understanding, whether written or oral.

      "DEBT" means, with respect to any Person, all indebtedness of such Person for borrowed money or the deferred purchase price of property or services (excluding trade payables and other accrued current liabilities arising in the ordinary course of business), obligations of such Person evidenced by bonds, notes, indentures or similar instruments, obligations of such Person under interest rate agreements, currency hedging agreements, commodity price protection agreements or similar hedging instruments, capital lease obligations of such Person, redeemable capital stock of such Person and any other obligations of such Person classified as indebtedness under GAAP.

      "LAWS" means any domestic (federal, state or local) or foreign law, rule, regulation, order, judgment or decree.

      "PERSON" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

      "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers' compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or addition to tax imposed by any Governmental Entity.

      "TRANSACTIONS" shall mean the transactions contemplated by this Agreement, including the Reverse Stock Split and the satisfaction and extinguishment of the obligations of Brands contemplated by Section 6.9.

      "UNITED MATERIAL ADVERSE EFFECT" shall be any circumstance, event or occurrence that would be reasonably likely to have a material adverse effect on the business, assets, operations, financial condition, revenues, results of operations of United taken as a whole.

            (b) Other Rules of Construction.

                  (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                  (ii) The words "include", "including" or "includes" shall be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

                  (iii) This Agreement is the joint drafting product of Brands and United, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

                  (iv) In each case in this Agreement where this Agreement or a Contract is represented or warranted to be enforceable will be deemed to include as a limitation to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles, whether applied in equity or at Law.

      Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

      Section 10.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the Transactions are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

      IN WITNESS WHEREOF, Brands, Merger Subsidiary and United have signed this Agreement or caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                             Brands Shopping Network Inc.



                          By: /s/ Ian Valentine
                             ---------------------------------------------------
                             Ian Valentine, Chief Executive Officer



                             Brands United Merger Sub, Inc.

                          By: /s/ Ian Valentine
                             ---------------------------------------------------
                             Ian Valentine, Chief Executive Officer



                             United Fuel & Energy Corporation



                          By: /s/ Scott Heller
                             ---------------------------------------------------
                             Scott Heller, President and Chief Executive Officer

                           LIST OF OMITTED SCHEDULES
                           -------------------------

The Schedules listed below have been omitted from this filing. The Brands will furnish supplementally to the Commission, upon request, a copy of any omitted Schedule.

Schedule 3.1(b)         Actions which will not trigger Exchange Ratio adjustment
Schedule 4.2(b)         Capitalization of United
Schedule 5.2            Capitalization of Brands
Schedule 5.7            Liabilities and Contracts
Schedule 5.8            Litigation
Schedule 6.9            Satisfaction of Obligations